Exhibit 4.54.1

EXECUTION COPY

AMENDMENT AGREEMENT

Dated 12 December 2005

relating to a

LOAN AGREEMENT

Dated 15 February 2005

For

OPEN JOINT STOCK COMPANY MOBILE TELESYSTEMS

as Borrower

with

BARCLAYS BANK PLC

as Banker

and

HER BRITANNIC MAJESTY’S SECRETARY OF STATE
(acting by the EXPORT CREDITS GUARANTEE DEPARTMENT)

as ECGD

THIS AMENDMENT AGREEMENT is dated 12 December 2005 BETWEEN:

1                                         Barclays Bank PLC (“the Banker”) of 1 Churchill Place, London, E14
5HP;

2                                          Her Britannic Majesty’s Secretary of State acting by the Export Credits
Guarantee Department (“ECGD”); and

3                                         Open Joint Stock Company Mobile TeleSystems (“the Borrower”) established and existing under the laws of the Russian Federation and having its registered office at 4 Marksistskaya Street, 109147 Moscow, Russian Federation.

WHEREAS:

(A)                                The parties to this Amendment Agreement are parties to a loan agreement dated 15 February 2005 (the “Loan Agreement”) in respect of a committed dollar loan facility of $25,653,462.68 and an additional uncommitted dollar loan facility of up to $64,346,537.32, each to assist the Borrower in making payments to the Supplier in respect of Approved Contracts.

(B)                                  The parties to this Amendment Agreement wish to supplement and amend the Loan Agreement in the manner stated below.

IT IS AGREED as follows:

1.             DEFINED TERMS

Terms defined in the Loan Agreement and not otherwise defined herein shall have the same meaning in this Amendment Agreement.

2.             LOAN AGREEMENT

The parties hereto agree that the Loan Agreement shall be amended with effect from the date hereof as follows:

2.1          Recital 3

Recital 3 to be amended to read as follows:

“The Banker has agreed on the terms and conditions of this Agreement to advance to the Borrower the sum of $25,653,462.68 to assist the financing of Contract No. 1 and the Finance Charge referred to in Clause 18.1 and an uncommitted additional facility of $94,346,537.32 (or such other higher amount as may be agreed in writing by ECGD and the Banker) to assist the financing of the contracts referred to in Recital (1) and the Additional Finance Charge and”

2.2          Definitions

The following definitions in clause 1.1 shall be amended to read as follows:

“Additional Facility” means the additional uncommitted facility of $94,346,537.32 or such other higher amount as may be agreed in writing by ECGD and the Banker (to the extent not cancelled or reduced in accordance with the terms of this Agreement)

“Margin” means

a in respect of the first Approved Contract Loan the sum of 15 basis points per annum; and

b in relation to any other Approved Contract Loan (including Contract No. 2) the sum of 13 basis points per annum and any increase to the Margin pursuant to Clause 15.4

The following new definitions shall be inserted into Clause 1.1 of the Loan Agreement as follows

“Contract No. 1” means the contract between the Borrower and the Supplier dated 11 August 2004

“Contract No. 2” means the contract between the Borrower and the Supplier dated 17 December 2004

2.3           Clause 3.2

Clause 3.2 to be amended to read as follows:

“If the Banker has advanced $25,653,462.68 to the Borrower under this agreement then the Borrower may request additional drawings under the Additional Facility for the purposes of financing additional Supply Contracts and the Additional Finance Charge due in respect thereof. The Borrower shall not consider the Banker to be under any obligation to lend funds under the Additional Facility. Any drawing agreed thereunder shall be at the sole discretion of the Banker”

2.4           Clause 7.4

Clause 7.4 to be amended to read as follows:

“7.4 Following the issuance of a Notice of Approval in relation to a new Supply Contract (which for the avoidance of doubt shall exclude Contract No. 1):

7.4.1 the Committed Facility Amount shall automatically be increased by the Financed Percentage of (i) the amount of such Supply Contract and (ii) the amount of any Additional Finance Charge in respect thereof (together, the “Additional Committed Facility Amount”) and

7.4.2 the Additional Facility shall automatically be reduced by the Additional Committed Facility Amount

PROVIDED THAT nothing in this Agreement shall cause the Committed Facility Amount to exceed $120,000,000.00 (or such higher amount as may be agreed in writing by ECGD and the Banker) at any time. The Borrower shall pay to the Banker the fees described in Clauses 17.2 and 17.3 and to ECGD the Additional Finance Charge described in Clause 18.2 with respect to any increase in the Committed Facility Amount”

2.5           Clause 14.8

Clause 14.8 to be deleted and replaced with the following:

“14.8 Within 20 Business Days of receipt by it of a written request from the Borrower, the relevant Finance Party shall use its reasonable efforts to provide to the Borrower a document issued by the relevant government authority in the jurisdiction of residence of such Finance Party confirming that it is a resident of that jurisdiction. The Borrower shall not be entitled to make more than one such request of any Finance Party in any calendar year.

14.9                At the written request of the Borrower (acting reasonably), each Finance Party shall use its reasonable efforts to provide any other documentation or information to the Borrower that may be reasonably necessary for the Borrower to establish a complete exemption from Russian withholding tax in relation to any payments the Borrower is required to make under this Agreement.

14.10       The Borrower shall promptly reimburse each Finance Party for any out-of-pocket costs and expenses reasonably and properly incurred by such Finance Party in complying with any written request made by the Borrower under Clause 14.8 or Clause 14.9.

14.11              ECGD is not a Finance Party for the purpose of Clauses 14.5 to
14.10 inclusive.”

2.5           Clause 17.2

Clause 17.2 to be amended to read as follows:

“The Borrower shall pay the Banker an additional arrangement fee of 0.33% flat on each Additional Committed Facility Amount (including for the avoidance of doubt Contract No. 2) within 5 Business Days from the issuance of a Notice of Approval in relation to the relevant Supply Contract PROVIDED THAT such additional arrangement fee shall be payable only once in relation to each Additional Committed Facility Amount”

2.6          Clause 17.3

Clause 17.3 to be amended to read as follows:

“The Borrower shall pay the Banker a commitment fee of 0.065% per annum payable quarterly in arrear during the Availability Period and on the last day of the Availability Period on the undrawn portion of the Committed Facility Amount”

3.             REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to and for the benefit of the other parties hereto that the representations and warranties in Clauses 12.3 and 12.4 of the Loan Agreement are true as if made on the date of this Amendment Agreement and as if references to the Loan Agreement were references to this Amendment Agreement and that it has the power to enter into, that it has taken all necessary action to authorise the entry by it into this Amendment Agreement.

4.             EFFECT

With effect from the date of this Amendment Agreement, the Loan Agreement shall be read and construed as one document with this Amendment Agreement.

5.             INCORPORATION

5.1                               Clause 21 (Arbitration), Clause 22 (Jurisdiction), Clause 24 (Notices and Demands) and Clause 25 (Miscellaneous) of the Loan Agreement shall apply to this Amendment Agreement, mutatis mutandis, as if set out in full herein, with references to “this Agreement” being construed as references to this Amendment Agreement.

5.2                               This Amendment Agreement shall be deemed incorporated as part of the Loan Agreement.

5.3                               The Loan Agreement, as amended by this Amendment Agreement, and every clause thereof shall continue in full force and effect.

6.             LAW

This Amendment Agreement shall be governed by and construed in accordance with English law.

This Amendment Agreement has been entered into on the date stated at the beginning of this Amendment Agreement.

SIGNATORIES

The Borrower

OPEN JOINT STOCK COMPANY MOBILE TELESYSTEMS

By:	By:

Name:	Name:
Title:	Title:

The Banker

BARCLAYS BANK PLC

By:

Name:
Title:

ECGD

HER BRITANNIC MAJESTY’S SECRETARY OF STATE (acting by the EXPORT CREDITS GUARANTEE DEPARTMENT)

By:

Name:
Title: